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                                                                  Exhibit 10.76


                     FIRST AMENDMENT TO AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Amendment"), dated as of the 23rd day of November 1998 between Thomas B. Sager of 8 Blackthorne Circle, Hopkinton, Massachusetts 01748 (the "Employee") and C.P. CLARE CORPORATION, a Massachusetts corporation with its principal office at 78 Cherry Hill Drive, Beverly, Massachusetts 01915 (the "Company"). Unless the context otherwise requires, the term "Company" shall include all subsidiary corporations of the Company.

         WHEREAS, the Company and Employee entered into an Amended and Restated Employment Agreement as of September 16, 1997 ("Employment Agreement"); and

         WHEREAS, the parties agree to amend and restate certain provisions of the Employment Agreement in accordance with Paragraph 16 thereof;

         NOW, THEREFORE, the Company and the Employee, each intending to be legally bound hereby, do mutually covenant and agree as follows:

A. Paragraph 1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

         1. TERM OF EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, for the period commencing on the Effective Date and ending on March 31, 1999, subject to earlier termination in accordance with Section 7 below (the "Term"). The Employee hereby resigns from his employment and all offices he may hold with the Company or its affiliates effective March 31, 1999, subject to the right of the parties to terminate the employment earlier in accordance with Paragraph 7 (the "Termination Date").

B. Subparagraphs (a) and (b) of Paragraph 7 of the Employment Agreement are hereby amended and restated in their entirety as follows:

              (a) TERMINATION WITHOUT CAUSE. The Company expressly reserves the right to terminate the employment of the Employee prior to the Termination Date, other than for cause, as provided in subparagraph
         (b), and other than as provided in subparagraphs (c) and (d), of this Paragraph 7. The Company agrees that it will keep the Employee appraised of the progress it is making in the search for a new Chief Finacial Officer and will give the Employee at least four (4) weeks prior notice of termination without cause as set forth in this subparagraph (a).

              (b) VOLUNTARY TERMINATION AND TERMINATION FOR CAUSE. The Employee's employment may be voluntarily terminated by him prior to the Termination Date; provided, however, that Employee shall not terminate his employment prior to the Termination Date until the Company has hired a new Chief Financial Officer and in such case, the Employee will give the Company not less than four (4) weeks' prior


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         written notice ("Notice"). In the event that the Employee voluntarily terminates his employment prior to such time, he shall not be elegible for any Severance Benefits, as defined herein.

              Additionally, the Employee's employment may be terminated at any time for cause (as hereinafter defined) effective upon the giving of written notice of such termination for cause by the Company to the Employee. If at any time during the Term the Company shall have terminated the employment of the Employee for cause (as hereinafter defined) the Employee shall be entitled to receive only his base salary as provided in Paragraph 4(a) hereof to the date of such termination and no other benefits, including without limitation, those provided for under Paragraphs 4(b) and 5 of this Agreement (except those that cannot be divested pursuant to the Employee Retirement Income Security Act of 1974, as amended or other applicable law), under this Agreement.

              For purposes of this Agreement the term "cause" shall mean (i) conviction of the Employee of any criminal offense involving dishonesty or breach of trust or any felony or crime of moral turpitude, (ii) willful misconduct in the performance of his duties, (iii) the willful continuous neglect of the duties and responsibilities of his office (other than failure to perform his duties and fulfill his responsibilities resulting from the Employee's incapacity due to a physical or mental illness), (iv) the Employee's failure to perform any term, covenant or condition required to be performed by the Employee pursuant to this Agreement, all to be finally determined in the sole discretion of the Board of Directors of the Company, or (v) the Employee's willful failure during the Term to cooperate in transitioning his duties and responsibilities to such other individuals as may be designated by the Chief Executive Officer of the Company.

C. Subparagraph (g) hereby is added to Paragraph 7 of the Employment Agreement as follows:

         (g)  SEVERANCE BENEFITS.

              (i) BASE SEVERANCE. Subject to the provisions of subparagraph (e) of this Paragraph 7, in the event that the Employee's employment shall have been terminated by the Company other than for cause as set forth in subparagraph (a) of this Paragraph 7 or upon expiration of the Term in accordance with Paragraph 1, the Employee shall be entitled to receive for the period of six (6) months following such termination ("Severance Period"), (A) his base salary as provided for in Paragraph 4(a) hereof at the rate in effect on the date of such termination of employment, payable in equal installments in the same amounts and in the same periodic intervals as his base salary was paid immediately prior to such termination, (B) the continuation of the health plan benefits, provided for in subparagraph (a) of Paragraph 5 hereof and
         (C) the continuation of a monthly car allownace of $650. Additionally, the Company will maintain directors and officers liability insurance with usual and customary terms and


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         conditions that provides insurance coverage for events occurring while the Employee was an officer of the Company.

              (ii) CONDITION PRECEDENT TO PAYMENT OF SEVERANCE. Payments of salary continuation and benefit continuation set forth in subparagraph
         (g)(i) of this Paragraph 7 are conditioned upon the Employee first delivering to the Company an executed Release in the form of Exhibit A hereto on or after the Termination Date but, in any event, not later than 45 days following the Termination Date. Salary and benefit continuation shall not commence until the executed Release is delivered and becomes irrevocable in accordance with its terms. Any installments of salary continuation that have been deferred in the interim will be made with the first salary continuation payment next following the date on which the executed and delivered Release has become irrevocable.

              (iii) MISCELLANEOUS. The Employee may retain the Company's personal computer currently used for office use.

D. The first paragraph of subparagraph (e) of Section 7 is hereby amended and restated as follows:

              (e) TERMINATION FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL. The Employee's employment may be terminated by him by written notice of a Good Reason (as hereinafter defined), effective upon the giving of such notice, at any time within one hundred eighty (180) days following a Change of Control (as hereinafter defined), in which event, notwithstanding the provisions of Paragraph 7(b) hereof, the Employee shall be entitled to receive for a period one (1) year following such termination his base salary as provided for in Paragraph 4(a) hereof at the rate in effect on the date of such termination of employment, payable in equal installments in the same amounts and in the same periodic intervals as his base salary was paid immediately prior to such termination.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  C.P. CLARE CORPORATION

                                  By:
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                                     Its:


                                  THOMAS B. SAGER

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